EXHIBIT 10.25

PAYROLL SERVICE AGREEMENT

THIS PAYROLL SERVICE AGREEMENT (this "Agreement") is made as of the 30th day of June, 2011.

BETWEEN:

TITAN IRON ORE CORP.
a Nevada Corporation
4320 -196 Street, S.W., #111
Lynwood, Washington 98036
(hereinafter called "Titan")

AND

Kriyah Consultants, LLC
an Arizona limited liability company
3040 North Campbell Ave. Suite 110
Tucson, AZ 85719
(hereinafter called "Kriyah")

WHEREAS Andrew A. Brodkey ("Brodkey") is employed by Titan as its President and CEO in accordance with the Employment Agreement attached hereto as Schedule 'A' (the "Employment Agreement");

WHEREAS Kriyah is able to offer certain payroll and benefits administration services to Titan;

WHEREAS Kriyah and TITAN have also entered into a Consulting Service Agreement dated June 30, 2011("CSA");

NOW THEREFORE, the parties hereto agree as follows.

1.	Kriyah agrees to administer the payroll and health insurance benefits to be provided by Titan to Brodkey as contemplated in the Employment Agreement.

2.	Brodkey consents to Kriyah's administration of the payroll and health insurance benefits provided to him by Titan.

3.
In connection with Brodkey's employment by Titan, Kriyah shall administer payroll deductions, unemployment compensation, the employer's shares of social security taxes and workers compensation and any other withholdings or payroll related payments required under applicable law. At Titan's request, Kriyah shall provide evidence of compliance with these obligations.

4.	This Agreement shall terminate upon the effectiveness of tennination of the Employment Agreement or upon the effectiveness of the termination of the CSA.

5.	Brodkey remains legally obligated to Titan with respect to all of his obligations and covenants under the Employment Agreement.

6.
For purposes of securities law compliance and disclosure, all compensation paid to, or compensation cost allocated to, Brodkey relating to Brodkey's services to Titan shall be fully quantified by Kriyah and disclosed to Titan. Kriyah shall provide such information and access to records as may be requested by Titan or its auditor from time to time. The parties agree that all such information shall be disclosed in the public filings of Titan pursuant to U.S. securities laws and regulations.

7.	Kriyah shall invoice Titan monthly for reimbursement in an amount equal to the direct cost of administering and paying the wages and health insurance benefits of Brodkey covered by this agreement.

8.
The monthly payment amounts to Brodkey and reimbursement amounts to Kriyah shall be adjusted by agreement of the parties hereto in the event that the compensation and/or cost of benefits attributable to Brodkey change. In the event of such changes, the parties shall cooperate in making such adjustments.

9.	Miscellaneous.

(a)	Binding Effect. This Agreement shall inure to the benefit of and be binding upon each party hereto and their respective successors and permitted assignees.

(b)	Counterparts. This Agreement may be executed in any number of counterparts which together shall constitute one and the same instrument.

(c)	Non-Assignment. Neither this Agreement nor any rights, responsibilities or obligations hereunder shall be assigned by any party without the prior written consent of all parties.

(d)
Governing Law. The validity, interpretation and construction of this Agreement shall be determined and governed by the laws of the State of Arizona and any applicable United States Federal laws, without giving affect to principles of conflicts of law. Each of the parties hereto irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to this Agreement or the transactions contemplated hereby.

(e)
Entire Agreement. This Agreement, the Employment Agreement and the CSA constitute the entire agreements among the parties pertaining to the subject matter hereof and supersede all prior and contemporaneous agreements and understandings of the parties in connection therewith. No covenant, representation or condition not expressed in this Agreement shall affect the express provisions of this Agreement.

(f)
Notices. All notices, demands, consents and other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be sent by registered or certified mail, postage prepaid, return receipt requested, addressed to the respective addresses set forth at the beginning of this Agreement and shall be deemed effective three (3) days after the same are mailed. Any party may change his address by like notice at any time and from time to time during the term of this Agreement.

(g)
Severability. Any provisions of this Agreement prohibited by the laws of any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, or modified to conform with such laws, without invalidating the remaining provisions of this Agreement.

(h)	Amendment. Except as otherwise provided in this Agreement, no provision of this Agreement may be waived, modified or amended except by an instrument in writing signed by all parties hereto.

(i)
Captions. All paragraph titles and captions in this Agreement are for convenience only and shall not be deemed part of this Agreement, nor shall such titles and captions define, limit, extend or describe the scope or intent of any provisions hereof.

(j)	Survival. The provisions of Sections 6 and 7 hereof shall survive the termination of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have hereunto executed this Agreement as of the day and year first above written.

TITAN IRON ORE CORP.

By:	/s/ Jodi Henderson
Name: Jodi Henderson
Title: Corp. Sec.

KRIYAH CONSULTANTS LLC

By:	/s/ Eric Nadler
Name: Eric Nadler
Title: Member

AGREED:

By:	/s/ Andrew A. Brodkey
Andrew A. Brodkey